SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Revett Minerals Inc.
(Name of Registrant as Specified in Its Charter)

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Not Applicable
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3

REVETT MINERALS INC.

NOTICE OF THE ANNUAL AND SPECIAL MEETING
OF SHAREHOLDERS

NOTICE is hereby given that the annual and special meeting (the “Meeting”) of the shareholders of Revett Minerals Inc. (the “Company”) will be held at the Cambridge Suites Hotel, 15 Richmond Street East, Toronto, Ontario, M5C 1N2 on June 16, 2010 at 10:00 a.m. (Eastern Time), for the following purposes:

1.	To receive the financial statements of the Company for the financial year ended December 31, 2009 and the report of the auditors thereon.

2.	To elect directors.

3.	To appoint auditors and to authorize the directors to fix their remuneration.

4.

To consider, and if deemed desirable, to pass, with or without variation, a special resolution to authorize the Company’s directors to proceed with a consolidation of the Company’s common shares, as more particularly described in the Management Information Circular.

5.

To consider, and if deemed desirable, to approve, confirm and ratify an amendment and restatement of the Company’s Shareholder Rights Plan to extend the expiry date of the Plan and to make certain other amendments, as more particularly described in the Management Information Circular.

6.	To transact such further and other business as may properly come before the Meeting or any adjournment or adjournments thereof.

A shareholder wishing to be represented by proxy at the Meeting or any adjournment thereof must deposit his or her duly executed form of proxy with the Company’s transfer agent and registrar, Computershare Investor Services Inc., 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, Attention: Proxy Department, or by facsimile to (416) 263-9524 or 1-866-249-7775 not later than 10:00 a.m. (Eastern Time) on June 14, 2010 or, if the Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any adjournment of the Meeting. A shareholder may also vote by telephone or via the Internet by following the instructions on the form of proxy. If a shareholder votes by telephone or via the Internet, completion or return of the proxy form is not needed. The directors of the Company have fixed the close of business on May 3, 2010 as the record date for the determination of the shareholders of the Company entitled to receive notice of the Meeting.

A Management Information Circular and form of proxy accompany this Notice.

DATED the 12th day of May, 2010.

By Order of the Board

/s/ Kenneth Eickerman
Kenneth Eickerman
Chief Financial Officer and Secretary

REVETT MINERALS INC.

MANAGEMENT INFORMATION CIRCULAR

PART ONE - VOTING INFORMATION

SOLICITATION OF PROXIES

This Management Information Circular (the “Circular”) is furnished in connection with the solicitation by management of Revett Minerals Inc. (the “Company”) of proxies to be used at the annual and special meeting of shareholders of the Company (the “Meeting”) to be held on June 16, 2010, at the time and place and for the purposes set forth in the accompanying Notice of Meeting (the “Notice”). It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally or by telephone by the directors, officers and employees of the Company who will not receive any additional compensation for such services. The cost of solicitation by management will be borne by the Company.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy are directors and officers of the Company. A shareholder desiring to appoint some other person (who need not be a shareholder) to represent the shareholder at the Meeting may do so either by inserting such person’s name in the blank space provided in the applicable form of proxy or by completing another proper form of proxy and, in either case, depositing his or her duly executed form of proxy with the Company’s transfer agent and registrar, Computershare Investor Services Inc., 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, Attention: Proxy Department, or by facsimile to (416) 263-9524 or 1-866-249-7775 not later than 10:00 a.m. (Eastern Time) on June 14, 2010 or, if the Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any adjournment of the Meeting. You may also vote by telephone or via the Internet by following the instructions on the form of proxy. If you vote by telephone or via the Internet, do not complete or return the proxy form.

In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the shareholder or by his attorney authorized in writing and deposited either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used or with the Chairman of the Meeting on the day of the Meeting, or adjournment thereof, and upon either of such deposits the proxy is revoked.

EXERCISE OF DISCRETION BY PROXIES

The person named in the enclosed form of proxy will vote or withhold from voting the common shares in respect of which he is appointed in accordance with the direction of the shareholder appointing him. If the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In the absence of any direction to the contrary, all common shares represented by proxy will be voted; (i) FOR the election of directors; (ii) FOR the appointment of auditors and authorizing the directors to fix the remuneration of the auditors; (iii) FOR the approval of the special resolution authorizing the Company’s directors to proceed with a consolidation of the Company’s common shares; and (iv) FOR the approval of the resolution respecting the Company’s Shareholders Rights Plan.

The enclosed form of proxy confers discretionary authority upon the person named therein with respect to amendments or variations to matters identified in the Notice and with respect to other matters which may properly come before the Meeting. At the time of printing of this Circular, management of the Company knows of no such amendments, variations or other matters to come before the Meeting. However, if any such amendment, variation or other matter properly comes before the Meeting, it is the intention of the person named in the accompanying form of proxy to vote on such other business in accordance with his best judgment.

2.

NON-REGISTERED HOLDERS

Only registered shareholders of the Company or the persons they appoint as their proxies are permitted to vote at the Meeting. However, in many cases, common shares of the Company beneficially owned by a person (a “Non-Registered Holder”) are registered either: (i) in the name of an intermediary (an “Intermediary”) with whom the Non-Registered Holder deals in respect of the common shares of the Company (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (ii) in the name of a clearing agency (such as The Canadian Depository for Securities Limited (“CDS”)) of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101, the Company will have distributed copies of the Notice, this Circular, the form of proxy and the Company’s financial statements for the financial year ended December 31, 2009 (which includes management’s discussion and analysis) (collectively, the “meeting materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Non-Registered Holders who have not waived the right to receive meeting materials will receive either a voting instruction form or, less frequently, a form of proxy. The purpose of these forms is to permit Non-Registered Holders to direct the voting of the shares they beneficially own. Non-Registered Holders should follow the procedures set out below, depending on which type of form they receive.

(a)

Voting Instruction Form. In most cases, a Non-Registered Holder will receive, as part of the meeting materials, a voting instruction form. If the Non-Registered Holder does not wish to attend and vote at the meeting in person (or have another person attend and vote on the Holder’s behalf), the voting instruction form must be completed, signed and returned in accordance with the directions on the form. Voting instruction forms in some cases permit the completion of the voting instruction form by telephone or through the Internet. If a Non-Registered Holder wishes to attend and vote at the meeting in person (or have another person attend and vote on the Holder’s behalf), the Non-Registered Holder must complete, sign and return the voting instruction form in accordance with the directions provided and a form of proxy giving the right to attend and vote will be forwarded to the Non-Registered Holder.

(b)

Form of Proxy. Less frequently, a Non-Registered Holder will receive, as part of the meeting materials, a form of proxy that has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise uncompleted. If the Non-Registered Holder does not wish to attend and vote at the meeting in person (or have another person attend and vote on the Holder’s behalf), the Non-Registered Holder must complete the form of proxy and deposit it with the Secretary of the Company c/o Computershare Investor Services Inc., Attention: Proxy Department, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1 or by facsimile to (416) 263-9524 or 1-866-249-7775 or vote by telephone or Internet as described above. If a Non-Registered Holder wishes to attend and vote at the meeting in person (or have another person attend and vote on the Holder’s behalf), the Non-Registered Holder must strike out the names of the persons named in the proxy and insert the Non-Registered Holder’s (or such other person’s) name in the blank space provided.

3.

Non-Registered Holders should follow the instructions on the forms they receive and contact their Intermediaries promptly if they need assistance.

VOTING SHARES

The authorized capital of the Company consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series. As of May 12, 2010, the Company had outstanding an aggregate of 131,389,195 common shares, each carrying the right to one vote per share. As of May 12, 2010, no preferred shares of the Company were outstanding.

The record date for the determination of shareholders entitled to receive notice of the Meeting has been fixed as May 3, 2010. In accordance with the provisions of the Canada Business Corporations Act (“CBCA”), the Company will prepare a list of holders of common shares on such record date. Each holder of common shares named in the list will be entitled to one vote per common share shown opposite his name on the list at the Meeting.

A quorum for the transaction of business at the Meeting is the presence of two shareholders of the Company, present in person or represented by proxy.

PRINCIPAL HOLDERS OF VOTING SECURITIES

As at the date hereof, the following table sets forth the only persons or companies who, to the knowledge of the directors and senior officers of the Company, beneficially own or exercise control or direction over 10% or more of the votes attached to the common shares of the Company.

Name	Number of Common Shares	Percentage of Common Shares
Silver Wheaton Corp. (1)	21,512,357	16.4%

____________________________
Note:

(1)	Silver Wheaton Corp. also owns warrants exercisable into an additional 1,245,000 common shares of the Company.

PART TWO - BUSINESS OF THE MEETING

ANNUAL FINANCIAL STATEMENTS

The financial statements of the Company for the financial year ended December 31, 2009 and the auditors’ report thereon will be placed before the shareholders of the Company at the Meeting.

ELECTION OF DIRECTORS

The articles of the Company provide that the Company shall have not more than 20 directors to be elected annually. Four directors will be elected at the Meeting. Each director will hold office until the next annual meeting or until a successor is duly elected or appointed, unless his office is earlier vacated in accordance with the Company’s by-laws.

The following table and the notes thereto disclose (i) the name of each person proposed to be nominated by management for election as a director; (ii) all positions and offices with the Company now held by him; (iii) his principal occupation; (iv) his period of service as a director of the Company; and (v) the approximate number of common shares of the Company beneficially owned by him or over which he exercises, directly or indirectly, control or direction as at May 12, 2010. Proxies in favour of management nominees will be voted FOR the election of the proposed nominees in the absence of directions to the contrary from the shareholders appointing them. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the person named in the enclosed form of proxy reserves the right to vote for another nominee in his discretion. All of the nominees except for Albert F. Appleton currently serve as directors of the Company and their terms of office are to expire upon the termination of the Meeting. The information below as to the number of common shares of the Company owned by nominees for election as directors is not within the knowledge of management and has been furnished by the nominees themselves.

4.

Name(1)	Office Held	Principal Occupation	Date First Elected/Appointed	No. of Shares
JOHN G. SHANAHAN Connecticut, U.S.A.	President and Chief Executive Officer and Director	President and CEO of the Company	December 2004	1,853,961(2)
TIMOTHY R. LINDSEY Texas, U.S.A.	Chairman of the Board and Director	Principal, Lindsey Energy & Natural Resources	April 2009	1,174,419(3)
ALBERT F. APPLETON New York, U.S.A.	Proposed Director	Environmental and Public Finance Consultant	N/A	Nil
LARRY OKADA British Columbia, Canada	Director	Chief Financial Officer of BCGold Corp.	December 2009	Nil(4)

____________________________
Notes:

(1)	Reference is made to “Committees of the Board” below.

(2)

Mr. Shanahan also holds options to purchase 425,000 common shares of the Company at exercise prices ranging from US$0.09 to US$0.43 per share of which 275,000 are exercisable until September 10, 2014 and 150,000 are exercisable until March 30, 2015 and warrants to purchase 300,002 common shares of the Company at an exercise price of US$0.10 per share exercisable until February 12, 2011.

(3)

Mr. Lindsey also holds options for the purchase of 425,000 common shares of the Company at exercise prices ranging from US$0.09 to US$0.43 per share of which 275,000 are exercisable until September 10, 2014 and 150,000 are exercisable until March 30, 2015 and warrants to purchase 750,000 common shares of the Company at an exercise price of US$0.10 per share exercisable until February 12, 2011.

(4)

Mr. Okada holds options for the purchase of 300,000 common shares of the Company at exercise prices ranging from US$0.33 to US$0.43 per share of which 150,000 are exercisable until December 30, 2014 and 150,000 are exercisable until March 30, 2015.

Except as noted below, each proposed nominee has been engaged for more than five years in his present principal occupation.

John G. Shanahan - President, Chief Executive Officer and Director. Mr. Shanahan became President and Chief Executive Officer of the Company on October 1, 2008. Prior to becoming the President and Chief Executive Officer, Mr. Shanahan was the chairman of the board of directors of the Company from 2005 until April 2009. Mr. Shanahan’s background is in commodity price risk management and he has held senior management positions with Barclays Capital, Rothschild Inc., Pasminco Ltd. and Australian Mining and Smelting Ltd. Mr. Shanahan holds a bachelor of commerce degree from the University of Melbourne, a graduate diploma in Systems Analysis and Design from the Royal Melbourne Institute of Technology, and an MBA degree from the Columbia School of Business.

5.

Timothy R. Lindsey – Director and Chairman of the Board. Mr. Lindsey has over thirty-years of technical and executive leadership in exploration, production and business development in the United States, Canada, Africa, Europe, Latin America, the CIS and Asia-Pacific. From March 2005 to the present, Mr Lindsey has been a Principal of Lindsey Energy and Natural Resources, an independent consulting firm specializing in energy and mining industry issues. Mr. Lindsey received a bachelor of science in geology from the Eastern Washington University and completed graduate studies-economic geology at the University of Montana.

On February 27, 2009, Challenger Energy Corporation (a company of which Mr. Lindsey is a former director) obtained an order for protection under the Companies’ Creditors Arrangement Act (the “CCAA”). On March 9, 2009, Challenger announced that it had received notice from what was then known as NYSE Alternext that it had filed a delisting application with the Securities and Exchange Commission in response to Challenger’s announcement of the order under the CCAA. On September 15, 2009, Challenger successfully emerged from CCAA protection under a plan of arrangement and corporate merger.

Albert F. Appleton – Proposed Director. Mr. Appleton, a native of Spokane, Washington who currently resides in New York City, has been an international environmental and public finance consultant since 2005. From 1994 to 2005, Mr. Appleton was the Senior Fellow of Infrastructure at the New York City Regional Plan Association (RPA) and from 1990 to 1993 he was Commissioner of the New York City Department of Environmental Protection and Director of the New York City Water and Sewer System, where he was noted for his innovations in watershed protection, water conservation and water resource management and finance. Mr. Appleton is a graduate of Gonzaga University and Yale Law School.

Larry Okada – Director. Mr. Okada is the chief financial officer of BCGold Corp. (TSXV.BCG), a position he has held since August 1, 2008. Mr. Okada retired from PricewaterhouseCoopers LLP in 2008, a firm he was with since 2006 when Staley Okada & Partners merged with PricewaterhouseCoopers LLP. Mr. Okada was with Staley Okada & Partners from 1977 until 2006, most recently as managing partner. Mr. Okada became a Chartered Accountant in British Columbia in 1976 and in Alberta in 1989. Mr. Okada became a Certified Public Accountant in Washington State in 2000.

Committees of the Board of Directors

The Company’s board of directors has an audit committee, a compensation committee, a governance and nominating committee and an environmental and safety committee. The current members of the audit committee include the chair of the committee, Larry Okada (independent), Timothy R. Lindsey (independent) and Tony L. Alford (independent). See Part Five - Audit Committee Information. The current members of the compensation committee include the chair of the committee, Timothy R. Lindsey (independent), Tony L. Alford (independent) and Larry Okada (independent). See Part Six - Statement of Corporate Governance Practices. The current members of the governance and nominating committee include the chair of the committee, Tony L. Alford (independent), Larry Okada (independent) and Timothy R. Lindsey (independent). See Part Six - Statement of Corporate Governance Practices. The current members of the environmental and safety committee include the chair of the committee, John G. Shanahan (not independent) and Timothy R. Lindsay (independent). See Part Six - Statement of Corporate Governance Practices.

Upon the election of the proposed nominees to the board of directors of the Company, Mr. Appleton will replace Mr. Alford on the audit committee, compensation committee and governance and nominating committee. Moreover, it is contemplated that the environmental and safety committee will be divided into two committees, with Mr. Appleton chairing the environmental committee and Mr. Shanahan chairing the safety committee, such that the committees will be as follows:

6.

Audit committee: Larry Okada (chair), Timothy R. Lindsey and Albert F. Appleton Compensation committee: Timothy R. Lindsey (chair), Albert F. Appleton and Larry Okada Governance and nominating committee: Larry Okada (chair), Timothy R. Lindsey and Albert F. Appleton Environmental committee: Albert F. Appleton (chair), John G. Shanahan and Timothy R. Lindsey Safety committee: John G. Shanahan (chair) and Timothy R. Lindsey

APPOINTMENT OF AUDITORS

Proxies received in favour of management will be voted in favour of the appointment of KPMG LLP, Chartered Accountants, as auditors of the Company to hold office until the next annual meeting of shareholders and the authorization of the directors to fix their remuneration unless the shareholder has specified in the proxy that his shares are to be withheld from voting in respect thereof. KPMG LLP was first appointed as auditors of the Company on August 24, 2004. In order to be effective, the appointment of KPMG LLP must be approved by a majority of the votes cast at the Meeting by shareholders voting in person or by proxy.

SHARE CONSOLIDATION

On May 10, 2010 the board of directors of the Company authorized the submission to shareholders of a special resolution to approve an amendment to its articles to consolidate the Company’s common shares at a consolidation ratio of between 1-for-2 and 1-for-10. Approval of the special resolution by shareholders would give the board authority to implement the consolidation of common shares or not at all, at the board’s discretion.

Background and Reasons for the Share Consolidation

It is the board’s view that the Company’s existing issued and outstanding common share structure is not conducive to certain steps that the Company may wish to take such as seeking a listing on NYSE Amex Equities. The Company believes that the flexibility provided by the special resolution to implement the share consolidation at a ratio no greater than 1-for-10 will enable the board to maximize the anticipated benefits for the Company at the time of implementation. It is currently contemplated that if the share consolidation were to be implemented, the ratio selected would be either 1-for-10 or 1-for-5. In determining the precise ratio to be implemented, if at all, the board may consider historical and prevailing trading prices and trading volumes, and the anticipated impact of the share consolidation on trading prices and volumes, the Company’s ability to continue its listing on the Toronto Stock Exchange and the desirability of seeking an additional listing on AMEX.

Principal Effects of the Share Consolidation

If approved and implemented, the consolidation will occur simultaneously for all common shares of the Company and the consolidation ratio will be the same for all shares. The consolidation will affect all shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except to the extent that the consolidation would otherwise result in any shareholder owning a fractional share. As described below under “Fractional Shares”, any fraction resulting from the consolidation of a shareholder’s common shares will be rounded down or up depending on the fraction obtained as a result of the consolidation. Each common share outstanding after the consolidation will be entitled to one vote and will be fully paid and non-assessable.

7.

The principal effect of the consolidation will be that:

  If the share consolidation were to be implemented with a 1-for-10 ratio, the number of common shares of the Company issued and outstanding would be reduced from 131,389,195 shares to approximately 13,138,919 shares and if the share consolidation were to be implemented with a 1- for-5 ratio, the number of common shares of the Company issued and outstanding would be reduced to approximately 26,277,838;

  the exercise price and/or the number of common shares of the Company issuable under any of the Company’s outstanding convertible securities, common share purchase warrants, stock options and any other similar securities will be proportionately adjusted upon the consolidation; and

  the number of common shares reserved for issuance under the Company’s current stock option plan will be reduced proportionately upon the consolidation.

Fractional Shares

No fractional share will be issued if, as a result of the consolidation, a registered shareholder would otherwise become entitled to a fractional share. Consequently, any fraction resulting from the consolidation of the shareholder’s shares will be rounded down to the nearest whole number where the fraction obtained is less than 0.5 and will be rounded up to the nearest whole number where the fraction obtained is equal to or greater than 0.5.

Effect on Convertible Securities, Stock Options and Other Arrangements

The number of common shares issuable under any of the Company’s outstanding convertible securities, common share purchase warrants, stock options and any other similar securities will be proportionately adjusted upon the consolidation in accordance with the terms of such securities based on the consolidation ratio reflected in articles of amendment filed under the CBCA.

Effect on Share Certificates

If the proposed consolidation is approved by shareholders and implemented by the board, registered shareholders will be required to exchange their share certificates representing their pre-consolidation common shares for new share certificates representing post-consolidation common shares.

In the event that the board decides to give effect to the special resolution, the Company will mail to registered shareholders (each, a “Registered Shareholder”) a transmittal letter addressed to the Company and the Transfer Agent, which each Registered Shareholder will need to complete following the Company’s announcement of the effective date of the consolidation. The transmittal letter will contain instructions on how to surrender to the Transfer Agent certificates representing pre-consolidation common shares. The Transfer Agent will send each Registered Shareholder who has sent the required documents a new share certificate representing the number of post-consolidation common shares to which the Registered Shareholder is entitled. Until surrendered to the Transfer Agent, each share certificate representing pre-consolidation common shares will be deemed for all purposes to represent the number of whole post consolidation common shares to which the Registered Shareholder is entitled as a result of the consolidation.

SHAREHOLDERS SHOULD NEITHER DESTROY NOR SUBMIT ANY SHARE CERTIFICATE UNTIL REQUESTED TO DO SO

8.

Procedure for Implementing the Share Consolidation

If the special resolution is approved by shareholders and the board decides to implement the consolidation, the Company will promptly file articles of amendment with the director appointed under the CBCA in the form prescribed to amend the Company’s articles. The consolidation will become effective on the date appearing in the certificate of amendment issued by the director appointed under the CBCA.

No Dissent Right

Under the CBCA, shareholders do not have dissent and appraisal rights with respect to the proposed consolidation.

Text of Special Resolution

The text of the special resolution approving the share consolidation to be put before shareholders at the Meeting is as follows:

“BE IT HEREBY RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

the articles of the Company be amended to change the number of issued and outstanding common shares of the Company by consolidating the issued and outstanding common shares at a consolidation ratio of between 1-for-2 and 1-for-10 (the “Share Consolidation”), and in the event that the Share Consolidation would otherwise result in a holder of common shares of the Company holding a fraction of a common share, such holder shall not receive a fractional share and any fraction resulting from the consolidation of a shareholder’s shares will be rounded down to the nearest whole number where the fraction obtained is less than 0.5 and rounded up to the nearest whole number where the fraction obtained is equal to or greater than 0.5. The effective date of the Share Consolidation will be determined by the board of directors, but shall in any event not be later than the business day immediately prior to the Company’s next annual meeting of shareholders;

2.

any officer or director of the Company shall be authorized to sign and deliver articles of amendment to the Director under the Canada Business Corporations Act (“CBCA”) and to execute and deliver or cause to be delivered all documents and to take any action which, in the opinion of that person, is necessary or desirable to give effect to this special resolution; and

4.

notwithstanding the foregoing, the directors of the Company may, in their sole discretion, revoke this special resolution at any time before the issuance of the certificate of amendment by the Director appointed under the CBCA, without having to give notice to shareholders of the Company and without having to obtain any other authorization from them.”

The special resolution must be approved by not less than two-thirds of the votes cast by the holders of common shares present or represented by proxy at the Meeting. In addition, in accordance with its requirements, the Toronto Stock Exchange must approve the proposed consolidation of common shares. The special resolution provides that the board may revoke the special resolution at any time prior to the issuance of the certificate of amendment by the Director appointed under the CBCA, without having to give notice to shareholders and without having to obtain any other authorization from them.

Directors’ Recommendation

FOR THE REASONS INDICATED ABOVE, THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO AUTHORIZE THE BOARD OF DIRECTORS OF THE COMPANY TO BE ABLE TO IMPLEMENT THE SHARE CONSOLIDATION IN THEIR DISCRETION AND, ACCORDINGLY, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SPECIAL RESOLUTION.

9.

APPROVAL TO AMEND AND RESTATE SHAREHOLDERS RIGHTS PLAN

On February 14, 2005, the board of directors of the Company adopted a shareholders rights plan, which was approved by shareholders at the meeting of shareholders held on June 16, 2005. The board of directors of the Company approved an amendment and restatement of the plan on March 23, 2007, which amendment and restatement was approved by shareholders at the meeting of shareholders held on June 19, 2007 (the “Rights Plan”). The fundamental objectives of the Rights Plan are to provide adequate time for the Company’s board of directors and shareholders to assess an unsolicited take-over bid for the Company, to provide the board with sufficient time to explore and develop alternatives for maximizing shareholder value if a take-over bid is made, to provide shareholders with an equal opportunity to participate in a take-over bid and to protect the interests of the shareholders of the Company.

The Rights Plan will expire on June 30, 2010. In anticipation of the expiry of the Rights Plan, the board of directors approved an amendment and restatement of the Rights Plan on May 10, 2010 (as amended and restated, the “Amended and Restated Rights Plan”) to extend the Rights Plan to June 30, 2013, unless terminated earlier in accordance with the terms of the plan, with the amendment and restatement to take effect, subject to shareholder approval, at 5:01 p.m. (Toronto time) on the date of the Meeting. Other than the extension, and removal of all references to Revett Silver Company (which is now wholly owned by the Company), the terms of the Amended and Restated Rights Plan are substantially the same as the terms of the Rights Plan and are consistent with the terms of the latest generation of Canadian shareholder rights plans adopted by other Canadian issuers. The Amended and Restated Rights Plan is not being extended in response to, or in anticipation of, an acquisition or take-over bid of the Company. A copy of the Amended and Restated Rights Plan dated May 10, 2010 between the Company and Computershare Investor Services Inc. will be available on www.sedar.com and may also be obtained by contacting the Secretary of the Company.

The Amended and Restated Rights Plan encourages a potential acquirer who makes a take-over bid to proceed either by way of a “Permitted Bid” (described below), which generally requires a take-over bid to satisfy certain minimum standards designed to promote fairness, or with the concurrence of the board of directors of the Company. If a take-over bid fails to meet these minimum standards and the Amended and Restated Rights Plan is not waived by the board of directors, the Amended and Restated Rights Plan provides that holders of common shares of the Company, other than the acquirer, will be able to purchase additional common shares at a significant discount to market, thus exposing the person acquiring common shares to substantial dilution of its holdings.

In adopting the Amended and Restated Rights Plan, the board of directors considered the existing legislative framework governing take-over bids in Canada. The board of directors believes such legislation currently does not provide sufficient time to permit shareholders to consider a take-over bid and make a reasoned and unhurried decision with respect to a take-over bid or give the board of directors sufficient time to develop alternatives for maximizing shareholder value. Shareholders also may feel compelled to tender to a take-over bid even if the shareholder considers such bid to be inadequate out of a concern that failing to tender may result in a shareholder being left with illiquid or minority-discounted shares in the Company. This is particularly so in the case of a partial bid for less than all the common shares of the Company where the bidder wishes to obtain a control position but does not wish to acquire all of the common shares of the Company. Finally, while existing securities legislation has addressed many concerns related to unequal treatment of shareholders, there remains the possibility that control of a company may be acquired pursuant to private agreements in which a small group of shareholders disposes of shares at a premium to market price, which premium is not shared with the other shareholders.

10.

It is not the intention of the board of directors in recommending the confirmation and ratification of the Amended and Restated Rights Plan to either secure the continuance of the directors or management of the Company or to preclude a take-over bid for control of the Company. The Amended and Restated Rights Plan provides that shareholders could tender to take-over bids as long as they meet the Permitted Bid criteria. Furthermore, even in the context of a take-over bid that does not meet the Permitted Bid criteria, the board of directors is always bound by their fiduciary duty to consider any take-over bid for the Company and consider whether or not it should waive the application of the Amended and Restated Rights Plan in respect of such bid. In discharging such responsibility, the board of directors will be obligated to act honestly and in good faith with a view to the best interests of the Company.

The Amended and Restated Rights Plan does not preclude any shareholder from utilizing the proxy mechanism of the CBCA, the Company’s governing corporate statute, to promote a change in the management or direction of the Company, and will have no effect on the rights of holders of the Company’s common shares to requisition a meeting of shareholders in accordance with the provisions of applicable legislation.

In recent years, unsolicited bids have been made for a number of Canadian public companies, many of which had shareholder rights plans. The board of directors believes this demonstrates that the existence of a shareholder rights plan does not prevent the making of an unsolicited bid. Further, in a number of these cases, a change of control ultimately occurred at a price in excess of the original bid price. There can be no assurance, however, that the Amended and Restated Rights Plan would serve to bring about a similar result.

The Amended and Restated Rights Plan is not expected to interfere with the day-to day operations of the Company. The continuation of the existing outstanding Rights and the issuance of additional Rights in the future will not in any way alter the financial condition of the Company, impede its business plans, or alter its financial statements. In addition, the Amended and Restated Rights Plan is initially not dilutive. However, if a “Flip-in Event” (described below) occurs and the Rights separate from the common shares as described below, holders of Rights not exercising their Rights after a Flip-in Event may suffer substantial dilution.

Summary of Amended and Restated Rights Plan

The following is a summary of the principal terms of the Amended and Restated Rights Plan which is qualified in its entirety by reference to the text of the Amended and Restated Rights Plan.

Effective Date

The amendment and restatement of the Rights Plan will take effect on the date of the Meeting (the “Effective Date”).

Term

Subject to the approval by shareholders at the Meeting, as set forth herein, the Amended and Restated Rights Plan and the Rights issued thereunder will expire on June 30, 2013, unless otherwise terminated in accordance with their terms.

Issue of Rights

One right (a “Right”) was issued and attached to each common share of the Company outstanding as of the Record Date, February 15, 2005, and will attach to each common share subsequently issued.

11.

Rights Exercise Privilege

The Rights will separate from the common shares and will be exercisable 10 business days (the “Separation Time”) after a person has acquired, or commences a take-over bid to acquire, 20% or more of the common shares of the Company, other than by an acquisition pursuant to a take-over bid permitted by the Amended and Restated Rights Plan (a “Permitted Bid”). The exercise price is Cdn$100 per common share, subject to anti-dilution adjustments. The acquisition by any person (an “Acquiring Person”) of 20% or more of the common shares of the Company, other than by way of a Permitted Bid, is referred to as a “Flip-in Event”. Any Rights held by an Acquiring Person will become void upon the occurrence of a Flip-in Event. Ten business days after the occurrence of the Flip-in Event, each Right (other than those held by the Acquiring Person) will permit the purchase of Cdn$200 worth of common shares for Cdn$100, subject to anti-dilution adjustments.

Certificates and Transferability

Prior to the Separation Time, the Rights are evidenced by a legend imprinted on certificates for the common shares issued from and after the Effective Date and are not to be transferable separately from the common shares. From and after the Separation Time, the Rights will be evidenced by separate certificates that will be transferable and traded separately from the common shares.

Permitted Bid Requirements

The requirements for a Permitted Bid include the following:

(a)	the take-over bid must be made by way of a take-over bid circular;

(b)	the take-over bid must be made to all shareholders, other than the bidder;

(c)

the take-over bid must be outstanding for a minimum period of 60 days and common shares tendered pursuant to the take-over bid may not be taken up prior to the expiry of the 60 day period and only if at such time more than 50% of the common shares held by shareholders, other than the bidder, its affiliates and persons acting jointly or in concert and certain other persons (the “Independent Shareholders”), have been tendered to the take-over bid and not withdrawn;

(d)

if more than 50% of the common shares held by Independent Shareholders are tendered to the take-over bid within the 60 day period, the bidder must make a public announcement of that fact and the take-over bid must remain open for deposits of common shares for an additional 10 days from the date of such public announcement;

(e)

the take-over bid must permit common shares to be deposited pursuant to the take-over bid, unless such take-over bid is withdrawn, at any time prior to the date common shares are first taken up and paid for; and

(f)	the take-over bid must provide that any common shares deposited pursuant to the take- over bid may be withdrawn until taken up and paid for.

The Amended and Restated Rights Plan also allows for a competing Permitted Bid (a “Competing Permitted Bid”) to be made while a Permitted Bid is in existence. A Competing Permitted Bid must satisfy all the requirements of a Permitted Bid except that it may expire on the same date as the Permitted Bid, subject to the requirement that it be outstanding for a minimum period of 35 days.

12.

Waiver

The board of directors may, prior to the occurrence of a Flip-in Event which has not been waived, waive the application of the Amended and Restated Rights Plan to a particular Flip-in Event (an “Exempt Acquisition”) where the take-over bid is made by a take-over bid circular to all the holders of common shares. Where the board of directors exercises the waiver power for one take-over bid, the waiver will also apply to any other take-over bid for the Company made by a take-over bid circular to all holders of common shares prior to the expiry of the take-over bid for which the Amended and Restated Rights Plan has been waived.

Redemption

Prior to the occurrence of a Flip-in Event which has not been waived, the board of directors, with the approval of a majority of the votes cast by Independent Shareholders (or the holders of Rights if the Separation Time has occurred) voting in person or by proxy at a meeting duly called for that purpose, may redeem the Rights at Cdn$0.00001 per Right. Rights will also be deemed to be redeemed by the board of directors without such approval if more than 50% of the outstanding common shares (other than those beneficially owned by the acquirer at the date of the bid) are acquired pursuant to a Permitted Bid, Competing Permitted Bid or Exempt Acquisition.

Amendment

The board of directors may amend the Amended and Restated Rights Plan with the approval of a majority of the votes cast by Independent Shareholders (or the holders of Rights if the Separation Time has occurred) voting in person or by proxy at a meeting duly called for that purpose. The board of directors may, without such approval, correct clerical or typographical errors and, subject to approval by a majority of the votes cast by Independent Shareholders voting in person or by proxy at the next meeting of the shareholders (or holders of Rights, as the case may be), may make amendments to the Amended and Restated Rights Plan to maintain its validity due to changes in applicable laws, rules or regulatory requirements.

Board of Directors

The Amended and Restated Rights Plan will not detract from or lessen the duty of the board of directors to act honestly and in good faith with a view to the best interests of the Company. The board of directors, when a Permitted Bid is made, will continue to have the duty and power to take such actions and make such recommendations to shareholders as are considered appropriate.

Exemptions for Fund Managers, etc.

Mutual fund and investment fund managers, trust companies (acting in their capacities as trustees and administrators), statutory bodies whose business includes the management of funds and administrators of registered pension plans acquiring greater than 20% of the common shares are exempted from triggering a Flip-in Event, provided that they are not making, or are not part of a group making, a take-over bid.

13.

Resolution approving the Amended and Restated Rights Plan

The text of the resolution approving the Amended and Restated Rights Plan to be put before shareholders at the Meeting is as follows:

“BE IT HEREBY RESOLVED THAT:

1.

the Amended and Restated Rights Plan dated May 10, 2010 between the Company and Computershare Investor Services Inc., and the issuance of all Rights issued pursuant to such Plan, are hereby approved, confirmed and ratified; and

2.

any officer or director of the Company is hereby authorized for and on behalf of the Company to execute and deliver all documents and instruments and to take all such other actions as in the opinion of such officer or director may be necessary or desirable in connection with the foregoing.”

The resolution must be passed by a majority of the votes cast by shareholders and, if applicable, by a majority of the votes cast by (a) the Independent Shareholders, and (b) the shareholders, without giving effect to any votes cast by (i) any shareholders that, directly or indirectly, on its own or in concert with others holds or exercises control over more than 20% of the outstanding common shares, and (ii) the associates, affiliates and insiders of any shareholders referred to in (i) above, present or represented by proxy at the Meeting. In the event that shareholders do not approve the Amended and Restated Rights Plan, the shareholders of the Company will, as of June 30, 2010, cease to have the benefit of the Rights Plan.

Directors’ Recommendation

FOR THE REASONS INDICATED ABOVE, THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE AMENDED AND RESTATED RIGHTS PLAN IS IN THE BEST INTEREST OF THE COMPANY AND, ACCORDINGLY, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDED AND RESTATED RIGHTS PLAN.

PART THREE – EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation for the fiscal years ended December 31, 2009, 2008 and 2007, of our principal executive officer, principal financial officer and our two other executive officers, and our two most highly compensated other individuals for whom such information would have been required had they been serving as executive officers as of December 31, 2009.

Name and Principal Position	Year	Salary US($)	Bonus (1) US($)	Option Awards (2) US($)	All Other Compensation US($)	Total US($)
John G. Shanahan (3) President and Chief Executive Officer	2009 2008 2007	240,000 80,000 --	-- -- --	16,909 -- --	-- -- --	256,909 80,000 --
Kenneth Eickerman(4) Chief Financial Officer and Secretary	2009 2008 2007	98,268 101,716 98,500	-- 15,000 20,000	12,560 -- 21,200	-- -- --	110,828 116,716 139,700

14.

Carson Rife(5) (6) Vice President Operations	2009 2008 2007	152,000 188,231 175,000	-- 52,500 52,500	15,387 -- 53,000	1,398(6) 1,398(6) 1,398(6)	167,387 242,129 281,898
Douglas Ward(5) Vice President of Corporate Development	2009 2008 2007	128,000 157,333 150,000	-- 45,000 45,000	12,560 -- 31,800	-- -- --	140,560 202,333 226,800
William Orchow(5), (7) President and Chief Executive Officer	2009 2008 2007	-- 201,875 250,000	-- 90,000 90,000	-- -- 79,500(4)	632,758(7) -- --	-- 924,633 419,500
Scott Brunsdon(5), (8) Chief Financial Officer and Secretary	2009 2008 2007	-- 186,833 175,000	-- 59,100 59,100	-- -- 53,000	307,167(8) -- --	-- 245,933 287,100
Douglas Miller General Manager of Troy Mine	2009 2008 2007	126,000 138,833 119,000	-- 1,500 1,000	13,989 -- --	-- -- --	139,989 140,333 120,000

(1)	2007 bonuses relate to performance during that year, but were awarded in March 2008.

(2)

Options awards were valued using the Black-Scholes option pricing model. For a discussion of the assumptions used in valuing such option awards, see Note 9 to the Company’s consolidated financial statements for the year ended December 31, 2009. There were no forfeitures of option awards for the years shown.

(3)	Mr. Shanahan was appointed president and chief executive officer of the Company effective October 1, 2008.

(4)	Mr. Eickerman was appointed chief financial officer and secretary effective December 15, 2008.

(5)

Reflects salary compensation paid to each of the named individuals during the periods reported. See “Employment Agreements with Executive Officers” for information concerning the named individuals’ base salaries for the year ending December 31, 2009.

(6)	Amounts shown for Mr. Rife under “All other Compensation” consist of automobile expense allowance.

(7)

Amounts shown for Mr. Orchow under “Option Awards” reflect the value of options awards granted to him during the periods shown. The amount shown under “All Other Compensation” reflects a severance payment to Mr. Orchow in 2008 following his resignation from the Company.

(8)	Mr. Brunsdon resigned from the Company in December 2008. Pursuant to the terms of his employment agreement, the Company paid him a severance payment of US$307,167 in 2009 following his resignation.

Grants of Plan-Based Awards

The following table sets forth information concerning equity incentive plan awards that were granted to our principal executive officer, principal financial officer and our two other executive officers during the year ended December 31, 2009. None of the persons depicted in the table received stock awards or non-equity incentive plan awards during the year. None of such incentive plan awards are contingent on the achievement of performance goals.

15.

Grants of Plan-Based Awards
Estimated Future Payouts under Equity Incentive Plan Awards
Name	Grant Date	Threshold (#)	Target (#)	Minimum (#)	Other Options Awards (#)	Exercise Price US($)	Grant Date Value US($)
John Shanahan	9/11/2009	--	n/a	n/a	275,000	0.09	16,909
Ken Eickerman	4/14/2009	--	n/a	n/a	225,000	0.105	12,590
Carson Rife	4/14/2009	--	n/a	n/a	275,000	0.105	15,387
Douglas Ward	4/14/2009	--	n/a	n/a	225,000	0.105	12,590

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards at December 31, 2009 held by our principal executive officer, principal financial officer and our two other executive officers:

Outstanding Equity Awards at Fiscal Year-End:
	Equity Incentive Plan Awards
Name	Number of Securities Underlying Unexercised Options Exercisable Unexercisable (#) (#)		Number of Securities Underlying Unexercised Unearned Options (#)	Average Exercise Price Cdn($)	Option Expiration Date
John Shanahan	450,000	0	0	0.35	2010-2014
Ken Eickerman	365,000	0	0	0.37	2010-2014
Carson Rife	450,000	0	0	0.49	2010-2014
Douglas Ward	345,000	0	0	0.45	2010-2014

Options Exercised in Last Fiscal Year.

None of our principal executive officer, principal financial officer and our two other executive officers exercised any stock options during the fiscal year ended December 31, 2009.

Employment Agreements with Executive Officers.

Each of our four executive officers has entered into an employment agreement with Revett Silver, our wholly-owned Montana subsidiary. Each agreement is for a term of three years and is renewable annually thereafter, and each provides for the payment of salary and medical and other fringe benefits, the award of stock options, and severance payments in the event the executive officer’s employment is terminated without cause, upon the occurrence of a change in control event, or other than for good reason. A “change in control” event occurs under the agreements when a person or entity beneficially acquires 25 percent or more of our voting securities, or when, in a contested election of directors, the persons who were directors immediately prior to the election contest cease to constitute a majority of the board of directors. “Good reason” is defined in the agreement to include a material change in the executive officer’s duties and responsibilities, a reduction in his salary or medical and other fringe benefits, or, following a change in control, the Company’s failure to enter into a replacement employment agreement with the executive officer that is reasonably satisfactory to him.

16.

Our agreement with John Shanahan is dated January 1, 2010 and provides for an annual salary of US$300,000, subject to periodic adjustments. (For the year ended December 31, 2009, Mr. Shanahan received a base salary US$240,000, reflecting a 20% temporary salary reduction to conserve cash). If Mr. Shanahan’s employment is terminated without cause, then he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, then he is entitled to 36 months of salary and twelve months of benefits. Mr. Shanahan may terminate the agreement unilaterally upon one month’s notice.

Our agreement with Kenneth Eickerman is dated May 30, 2007, amended January 16, 2010, provided for an annual salary of US$135,000, subject to periodic adjustment. (For the year ended December 31, 2009, Mr. Eickerman received a base salary of US$98,268, reflecting a 20% temporary salary reduction to conserve cash). If Mr. Eickerman’s employment is terminated without cause, then he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, then he is entitled to 36 months of salary and twelve months of benefits. Mr. Eickerman may terminate the agreement unilaterally upon one month’s notice.

Our agreement with Carson Rife is dated February 1, 2004 and provided for an annual salary of US$190,000, subject to periodic adjustment. (For the year ended December 31, 2009, Mr. Rife received a base salary of US$152,000, reflecting a 20% temporary salary reduction to conserve cash). If Mr. Rife’s employment is terminated without cause, then he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, then he is entitled to 36 months of salary and twelve months of benefits. Mr. Rife may terminate the agreement unilaterally upon one month’s notice.

Our agreement with Douglas Ward is dated October 1, 2003 and provided for an annual salary of US$160,000, subject to periodic adjustment. (For the year ended December 31, 2009, Mr. Ward received a base salary of US$128,000, reflecting a 20% temporary salary reduction to conserve cash). If Mr. Ward’s employment is terminated without cause, then he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, then he is entitled to 36 months of salary and twelve months of benefits. Mr. Ward may terminate the agreement unilaterally upon one month’s notice.

Compensation of Directors.

The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2009. John Shanahan was also an executive officer of the Company. None of our directors received any other form of compensation during the year.

17.

Name	Fees earned or Paid in Cash US($)	Option Awards US($)	All Other Compensation US($)	Total US($)
John G. Shanahan(1)	0	0	0	0
John W.W. Hick	21,593	0	0	21,593
David R. Lewis	30,386	16,909	0	47,295
William Orchow	10,278	0	0	10,278
Daniel Tellechea	13,333	0	0	13,333
Louis P. Gignac	6,196	0	0	6,196
Timothy R. Lindsey(1)	24,288	16,909	0	41,197
Tony L. Alford(1)	10,238	16,909	0	27,147
Larry M. Okada(1)	0	19,762	0	19,762

(1)	Current members of the Board

During the year ended December 31, 2009, directors other than Mr. Shanahan received an annual retainer of US$25,000. In addition to these payments, the chairman of the board of directors received an additional US$15,000 per year for serving as chairman, and the chairmen of the audit, compensation, and governance and nominating committees received an additional US$10,000, US$5,000 and US$5,000 per year, respectively. Directors are also reimbursed for travel expenses incurred in connection with their attendance at board and committee meetings, and directors who are not also executive officers are eligible to receive stock options under the Company’s equity incentive plan.

Compensation Discussion and Analysis.

Our Compensation Philosophy and Policies.

Our executive compensation philosophy has been designed with the following objectives: to attract and retain the best possible executive talent; to provide an economic framework to motivate these executives to achieve goals consistent with our business strategy; to provide an alignment between executive and shareholder interests through stock option plans; to be competitive within our peer group of mining companies; and to provide a compensation package that recognizes an executive's individual results and contributions to the Company's relative and absolute performance.

Salary.

The key elements to our executive compensation philosophy are salary, cash bonus awards and incentive stock options. Salaries are based on the position held, the executive officer’s experience and performance, and the market for executive talent, the latter of which provides a comparison of salaries for similar positions at other mining companies. Where appropriate, the board of directors also considers other performance measures, such as safety, environmental awareness and improvements in relations with our shareholders, employees, the public and government regulators.

18.

Typically, the principal executive officer of the Company makes recommendations to the committee concerning individual salary levels, bonuses, equity based incentives and other forms of compensation for all of the executive officers other than himself, which are then reviewed and submitted to the full board for approval. The compensation committee makes its own recommendation concerning the principal executive officer’s salary, bonus and other types of compensation. The other executive officers play no role with respect to their compensation other than to meet with the compensation committee to establish agreed goals and objectives that are determinative of their respective bonuses. These goals and objectives are established at the beginning of each fiscal year.

The board of directors has traditionally maintained salary compensation at levels roughly in line with those of other companies within our peer group. Beginning in 2006 and continuing in 2009, the compensation committee surveyed the compensation paid to other executives within a peer group of companies comprised of Chariot Resources Ltd, First Majestic Silver Corp., Fronterra Copper Corporation, Mines Management, Inc., and Sabina Silver Corp. in order to establish compensation packages that were both competitive and appropriate to the Company’s situation.

Incentive Compensation.

Executive officers of the Company are eligible to receive stock option awards and cash bonuses. Stock option awards, whose value is a function of increases or decreases in the Company’s share price, are intended to provide incentives to attain longer term growth and performance objectives and enhance shareholder value. Cash bonuses are intended to reflect shorter term (usually annual) accomplishments.

During the year ended December 31, 2009, the compensation committee and the board continued to modify and improve the formula-driven bonus plan for the Company’s executive officers’ that was first developed in 2006. This plan established the executive’s potential cash bonus at the beginning of the year (expressed as a percentage of the executive’s base salary) and the evaluation is based upon certain performance criteria using a weighted average approach. The criteria established for each of the executive officers is detailed below. The specific criteria and the individual weighting may change from year to year based upon the executive’s specific role with the Company, but include a combination of goals relating to the Company’s overall financial performance and the specific, individual goals that have been set for the executive, plus a discretionary element established by the board on the recommendation of the compensation committee. The following table sets forth the relative weighting of targeted performance areas that were established by the compensation committee and approved by the board of directors for each of the Company’s four executive officers for the year ending December 31, 2009:

Objective	John Shanahan	Ken Eickerman	Carson Rife	Doug Ward
stock price performance	12.5%	15%	5%	5%
cash flow and profitability	15%	15%	20%	15%
financing	0%	10%	0%	10%
safety performance	15%	5%	20%	5%
Rock Creek permitting	12.5%	0%	20%	0%
investor/public relations	12.5%	10%	10%	10%
strategy and positioning	12.5%	10%	10%	40%

19.

corporate governance	0%	20%	0%	0%
discretionary	20%	15%	15%	15%

The cash flow and profitability objectives will be measured against internal cash flow and profitability budgets, mine throughput targets, and metal price assumptions. The safety performance objective will be measured by the lost time accident rate in the current year versus the prior year. The Rock Creek permitting and investor/public relations objectives are inherently more difficult to measure and will necessarily involve subjective determinations of the Company’s relationships with the governmental permitting agencies, local stakeholders and elected officials; the tone and quality of the Company’s press coverage; the Company’s relationship with its shareholders; and its progress in meeting its goal of increasing the retail ownership of its common stock. The strategy and positioning objective is likewise less susceptible to measurement, and will involve an assessment of management’s ability to develop and implement a business strategy that will increase shareholder value and position the Company to take advantage of opportunities in the mining industry. The corporate governance objective will be measured by management’s ability to develop and implement financial control, governance and oversight procedures that comply with applicable law and ensure the integrity of its reported financial and non-financial information.

For 2009 the compensation committee and board of directors did not award any cash bonuses. During 2009, the compensation committee and the board awarded a total of 1,000,000 stock options to our four executive officers and a total of 975,000 stock options to our directors who are not also executive officers. The compensation committee and the board awarded cash bonuses aggregating US$206,100 in 2008 to our executive officers in recognition of their ongoing efforts to grow the Company and obtain permits relating to Rock Creek during the prior year. No stock options were awarded to executives in 2008. For 2007, the compensation committee and the board awarded a total of 410,000 stock options to our four executive officers and a total of 810,000 stock options to our five directors who were not also executive officers. In future years, the compensation committee will likely emphasize both cash bonuses and stock option awards in fashioning executive compensation.

Compensation of the Principal Executive Officer.

On January 1, 2010, the Company and John Shanahan entered into an employment contract which provides for an annual salary of US$300,000. In addition, during the year ended December 31, 2009, Mr. Shanahan was award 275,000 stock options with an exercise price of US$0.09 per share. These stock options are immediately vested and expire on September 10, 2014.

Stock Option Plans.

Equity Incentive Plan.

The Company maintains an equity incentive plan (the “Plan”) that provides for the issuance of stock options, stock appreciation rights and shares of common stock in satisfaction of amounts owing for services. The amended Plan was adopted by shareholders on June 19, 2007, and amended on June 16, 2009, and is administered by the compensation committee and by the board. The material provisions of the Plan and other relevant information are as follows:

  Directors, executive officers, employees and consultants to the Company and its subsidiaries are eligible to participate in the Plan.

20.

  A maximum of 18,000,000 shares of common stock (representing approximately 13.7% of the issued and outstanding shares of common stock of the Company), are available for issuance under the Plan.

  Options for the purchase of a total of 8,570,000 shares of common stock (representing approximately 6.5% of the issued and outstanding shares of common stock of the Company) have been granted under the Plan.

  The maximum number of shares of common stock with respect to which grants may be made to any one individual under the Plan, together with any shares of common stock reserved for issuance to such individual under any other stock option plan or arrangement, may not exceed 5% of the number of outstanding shares of the Company’s common stock. In addition, the maximum number of shares of common stock with respect to which grants may be made (whether through grants of options or grants of stock) to the Company’s directors and executive officers may not exceed 10% of the number of outstanding shares of the Company’s common stock at any time.

  The purchase price or exercise price of a share of common stock reserved for issuance pursuant to options granted under the Plan is determined by the board of directors of the Company, taking into account any applicable rules of the Toronto Stock Exchange. However, in no event can the price be less than the closing price of the common stock on the Toronto Stock Exchange on the trading date immediately preceding the date of grant.

  A stock appreciation right may be granted under the Plan at the time an option is granted, or any time during the term of an option, and upon exercise of a stock appreciation right, the related option is cancelled to the extent unexercised, and the holder is entitled to receive payment of an amount equal to the difference between the then current market price and the exercise price. Payment of the appreciated value of the common stock may be solely in cash, in shares of common stock, or a combination thereof, in the discretion of the compensation committee and the board. Upon exercising an option, any related stock appreciation right is cancelled. No stock appreciation rights have been granted under the Plan.

  Options vest at such times as the compensation committee or the board determine at the time of grant, provided that, subsequent to the time of grant, the compensation committee or the board may in their discretion permit an optionee to exercise any or all unvested options.

  No option can have a term of more than ten years measured from the date of grant.

  Each option must specify the effect of termination of employment on the holder’s right to exercise the option. With respect to those options that have been granted as of the date hereof, the termination of an optionee’s employment for cause or his or her resignation for other than good reason terminates any unexercised options he or she may hold. If an optionee’s employment is terminated for reasons other than for cause or because of death or disability, or if an optionee resigns for good reason, then the unexercised options generally may be exercised for a period of one year following termination, but in no event after the expiry date of the option, subject to the discretion of the board to amend such provisions provided such amendment is not detrimental to the holder.

  Options granted pursuant to the Plan are non-assignable otherwise than by will or the laws of descent and distribution.

21.

On June 19, 2007, the shareholders of the Company approved an amendment to the Plan that clarified the nature of amendments that may be made to the Plan with and without obtaining shareholder approval.

The board of directors of the Company may at any time, subject to the provisions below, amend, suspend or terminate the Plan, or any portion thereof, or awards or grants made thereunder provided that no change in any award or grant previously made may be made which would impair the rights of the optionee or grantee thereunder without the consent of the affected optionee or grantee. Without limiting the generality of the foregoing, the board or directors of the Company may make the following types of amendments to the Plan or awards or grants made thereunder without shareholder approval:

(i)

amendments of a ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(ii)	amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange);

(iii)	amendments respecting administration of the Plan;

(iv)	any amendment to the vesting provisions of the Plan or any option;

(v)

any amendment to the early termination provisions of the Plan or any option, whether or not such option is held by an insider, provided such amendment does not entail an extension beyond the original expiry date;

(vi)

any amendment to the termination provisions of the Plan or any option, other than an amendment extending the term of an option, provided any such amendment does not entail an extension of the expiry date of such option beyond its original expiry date;

(vii)	the addition or modification of any form of financial assistance by the Company;

(viii)

the addition or modification of a cashless exercise feature, payable in cash or common shares, whether or not there is a full deduction of the number of underlying common shares from the Plan reserve; and

(ix)

any other amendments, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including without limitation, the rules, regulations and policies of the Toronto Stock Exchange).

Shareholder approval will be required for the following types of amendments to the Plan or awards or grants made thereunder:

(i)

increases to the number of common shares issuable under the Plan, including an increase to a fixed maximum number of common shares or a change from a fixed maximum number of common shares to a fixed maximum percentage;

(ii)	any amendment which reduces the exercise price of an option or a cancellation and re-grant at a lower price less than three months after the related cancellation;

22.

(iii)	any amendment extending the term of an option beyond its original expiry date;

(iv)	any amendment broadening any limits imposed on non-employee director participation under the Plan;

(v)	any amendment respecting transferability or assignability of awards or options under the Plan, other than for normal estate settlement purposes; and

(vi)	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and polices of the Toronto Stock Exchange).

Equity Compensation Plan Information.

The following table sets forth certain information concerning options that have been granted pursuant to the Plan as of December 31, 2009. The Plan was approved by the shareholders of the Company.

Revett Minerals Inc. Incentive Stock Option Plan
Stock Option Plan	Shares to be issued upon exercise of outstanding options(#) (a)	Weighted average exercise price of outstanding options ($) (b)	Number of shares remaining available for future issuance under plan at FY end (#) (excluding shares reflected in column (a)) (c)
Revett Minerals Equity Incentive Plan	8,570,000	(Cdn)$0.43	9,206,315

PART FOUR - AUDIT COMMITTEE INFORMATION

Additional Information on the audit committee of the board of directors of the Company can be found on pages 38-39 of the Company’s Form 10-K, which is filed on SEDAR at www.sedar.com. A copy of this document can also be obtained from the Company as set out below under “Additional Information.”

PART FIVE - STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The following describes the Company’s approach to corporate governance as well as the current composition of the board.

The Board of Directors

The Company’s board currently consists of four directors, three of whom are independent. The independent directors are Timothy R. Lindsey, Tony L. Alford and Larry Okada.

John G. Shanahan is not considered independent because he is the president and chief executive officer of the Company.

Tony Alford will not be standing for re-election at the Meeting. At the Meeting, it is proposed that Albert F. Appleton be elected, along with three current members, John G. Shanahan, Timothy R. Lindsey and Larry Okada, who will be standing for re-election at the Meeting. For the reasons stated above, Mr. Shanahan will be the only director of the Company who is not independent.

23.

The following director is also a director of other reporting issuers (or equivalent), as indicated:

Name	Issuer
Timothy R. Lindsey	Daybreak Oil and Gas, Inc. (DBRM.OB) Rock Energy Resources, Inc. (RCKE.OB)

At most regularly scheduled meetings of the board of directors, the independent directors make time available to meet independent of management. In the financial year ended December 31, 2009, eight board meetings were held and the board met independent of management at five of those meetings.

Mr. Lindsey (independent) is the chairman of the board. As the chair, Mr. Lindsey is responsible for determining the frequency and content of board meetings as well as ensuring that the directors are provided meeting materials in a timely manner and that the board meetings and briefing materials are informative. He is responsible for canvassing the other directors to ensure that the agenda for board meetings and discussions at board meetings meet the expectations of the other directors. Also as the chair, Mr. Lindsey is responsible for ensuring that board meetings are conducted in an orderly and responsible manner and all directors have an opportunity to question management as to the performance of the Company. Mr. Lindsey will also act as the chair of the Company’s annual meeting of shareholders.

The attendance record of each director for all board meetings held since the beginning of the Company’s most recently completed financial year ended December 31, 2009 is as follows:

Name	Number of Board Meetings Attended
Timothy R. Lindsey(1)	5 out of 5
Tony L. Alford(2)	4 out of 4
Larry Okada(3)	N/A
John S. Shanahan	8 out of 8

_____________________
Notes:

(1)	Mr. Lindsey became a director effective April 14, 2009.

(2)	Mr. Alford became a director effective June 16, 2009.

(3)	Mr. Okada became a director effective December 30, 2009.

Board Mandate and Management Responsibilities

The board has adopted a Charter for the Board of Directors (the “Charter”), the text of which is set out in Schedule A attached hereto. In the Charter, the board has the responsibility to manage or supervise the management of the Company and the strategic objectives of the Company. It is the board’s primary responsibility to foster the long term success of the Company and to build long term value for all its shareholders, in a manner consistent with the board’s fiduciary duties and sound governance requirements.

To assist the board in the implementation of its mandate, it has delegated some responsibilities to certain committees, being the compensation committee, the audit committee, the governance and nominating committee and the environment and safety committee. The board has reviewed and approved the mandate, structure and composition of these committees. These committees also report back to the board on their activities and findings. The board will then review and, if appropriate, approve the recommendations of the committees.

24.

The board selects and appoints the Company’s president and chief executive officer, and through him reviews the appointments of the other officers and senior management of the Company. The board also appoints the chairman and the members of the committees of the board. The board approves strategy, sets objectives, performance targets and approves internal control policies of the Company. Finally, the board evaluates the performance of the senior management of the Company and reviews and approves their compensation and, if necessary, has the authority to replace them.

At each regularly scheduled meeting, the board reviews the performance of the Company and periodically reviews the performance of management. Throughout the year, the board reviews the operating, exploration and administrative budgets and actual performance compared to the budget. The board also visits each principal operation at least annually. All acquisitions, divestitures and material investments are also approved by the board.

The board evaluates the risk management plans implemented by management and will also review the Company’s succession plans. The hiring and retention of the chief executive officer is the specific responsibility of the board.

The board approves all annual financial statements of the Company and all correspondence with the shareholders of the Company. The audit committee approves the quarterly financial statements; however the board will typically review the quarterly earnings press releases and MD&A. The board seeks to ensure that the Company communicates effectively with shareholders and other stakeholders, as appropriate. The board has adopted a Timely Disclosure, Confidentiality and Insider Trading Policy to ensure that the actions of insiders are in accordance with regulatory guidelines and that all disclosure is appropriately handled.

The board ensures that mechanisms are in place to guide the organization in its activities. The board reviews and approves a broad range of internal control and management systems and it recommends to shareholders the appointment of the Company’s independent auditors. The board requires management to comply with all legal and regulatory requirements with respect to the Company’s activities.

Position Descriptions

The board has adopted a position description for the chairman of the board and the chair of each committee of the board. The chairman of the board (Timothy R. Lindsey-independent) is responsible for overseeing board processes, to ensure the board operates efficiently and effectively in carrying out its duties and acts as a liaison with the management of the Company. The chairman of the audit committee (Larry Okada-independent) is responsible for ensuring that the audit committee functions in accordance with its charter. This is also true for the chairman of the compensation committee (Timothy R. Lindsey-independent), the chairman of the environmental and safety committee (John G. Shanahan-not independent) and the chairman of the governance and nominating committee (Tony Alford-independent).

In addition to the written description for the chairman of the board and position descriptions for the chair of each committee, the board has adopted a position description for the president and chief executive officer. The president and chief executive officer is responsible for the day to day management of the Company and he is accountable for pursuing the strategic goals of the Company, which are reviewed and approved by the board as a whole. Management must seek approval of the board for any actions and transactions considered to materially affect the Company.

25.

Orientation and Continuing Education

The Company does not have a formal process of orientation for new directors. All new directors are given comprehensive information on the Company and its management team. At all regular board meetings there is a discussion of the business of the Company which provides new and existing directors with an overview of the Company’s operations. From time to time, corporate officers and legal, financial and other experts are invited to attend board meetings to describe matters in their areas of expertise. In addition, the board of directors visits each of the Company’s material operating assets at least annually. Part of the mandate of the governance and nominating committee is to orient new directors as to the operations, goals and strategies of the Company.

Code of Ethical Business Conduct

The Company has adopted a Code of Ethical Conduct, a Timely Disclosure, Confidentiality and Insider Trading Policy and a Whistle Blower Policy. A copy of each may be obtained from the Secretary of the Company.

The senior officers of the Company are committed to fostering and maintaining a culture of high ethical standards and compliance and ensuring a work environment that encourages employees to raise concerns to the attention of senior officers, and it is committed to promptly addressing any employee concerns. If employees seek confidentiality for such concerns, the Company has appointed an independent individual to whom the employees may speak.

The board promotes compliance with the above by ensuring that all employees are advised annually of the existence of the codes and policies, by placing copies in locations that are easily accessible to employees and by asking employees to read them. Employees are also informed as to the person to whom any suspicious or potentially unethical conduct should be reported (currently outside counsel in Spokane, Washington). The contact person for such information in turn reports to the audit committee as required. The senior officers of the Company are required to indicate in writing their familiarity with the codes and policies and their agreement to comply with them on an annual basis.

In accordance with the CBCA, directors who are a party to, or are a director or an officer of a person which is a party to, a material contract or material transaction or a proposed material contract or proposed material transaction are required to disclose the nature and extent of their interest and not to vote on any resolution to approve the contract or transaction. In addition, in certain cases, an independent committee of the board of directors may be formed to deliberate on such matters in the absence of the interested party.

Nomination of Directors - Governance and Nominating Committee

In 2006, the board established a governance and nominating committee composed entirely of independent directors. The Company’s governance and nominating committee currently consists of Tony L. Alford (independent), Larry Okada (independent) and Timothy R. Lindsey (independent). Upon the election of the proposed nominees to the board, it is proposed that the governance and nominating committee will consist of Larry Okada (chair), Timothy R. Lindsey and Albert F. Appleton.

The primary function of this committee is to assess the effectiveness of the board as a whole as well as the contributions of the individual board members, to review and assess the Company’s governance practices, propose new nominees for election to the board as deemed advisable, and to orient new directors as to the operations, goals and strategies of the Company.

26.

While there is no specific process by which the board identifies new candidates for board nomination, the board attempts to attract and maintain directors with knowledge and experience in mining and finance.

Compensation – Compensation Committee

The board has a compensation committee which assists the board in fulfilling its responsibilities relating to compensation matters. The mandate of this committee is to ensure that the Company has competitive policies designed to attract, develop and retain employees of the highest calibre at all levels. The Company’s compensation committee currently consists of Timothy R. Lindsey (chair), Tony L. Alford and Larry Okada, each of whom is independent. Upon the election of the proposed nominees to the board, it is proposed that the compensation committee will consist of Timothy R. Lindsey (chair), Albert F. Appleton and Larry Okada, each of whom is independent.

At least annually, but typically more often, the compensation committee meets to consider and make recommendations to the board of directors of the Company with respect to compensation practices of the Company. In general, for all members of the management team, the president and chief executive officer will recommend individual salary levels, bonuses, equity based incentives and other forms of compensation. The compensation committee makes its own recommendation to the board respecting the salary, bonus and other types of compensation for the president and chief executive officer. The compensation committee also reviews and participates in the establishment of a bonus program for senior management. The compensation committee also reviews the adequacy and form of director compensation on an annual basis. In general, the compensation committee strives to ensure the Company’s compensation is competitive with that of its peers, reflects the performance of the Company and is aligned with the interest of the shareholders of the Company. In carrying out its mandate the compensation committee is authorized to undertake such surveys as it deems appropriate and, if necessary, hire outside consultants and advisors. The compensation committee also prepares the “Compensation Discussion and Analysis” that is required to be included in the management information circular prepared in connection with the Company’s annual meeting of shareholders.

During 2009, the compensation committee did not retain any outside consultants or advisors.

Other Board Committees - Environmental and Safety Committee

The Company has an environmental and safety committee which currently consists of two directors, John G. Shanahan (chair – not independent) and Timothy R. Lindsey (independent). This committee assists the board in fulfilling its oversight of environmental and safety issues. The primary responsibility for environmental and safety issues, including compliance with applicable laws and regulations, rests with management. The committee assists the board of directors in establishing, reviewing and complying with the Company’s policies and goals. The committee also oversees the performance of the Company in adhering to applicable laws and regulations. Upon the election of the proposed nominees to the board, it is proposed that the environmental and safety committee will be divided into two committees, with Mr. Appleton chairing the environmental committee and Mr. Shanahan chairing the safety committee, such that the committees will be as follows:

Environmental committee: Albert F. Appleton (chair), John G. Shanahan and Timothy R. Lindsey Safety committee: John G. Shanahan (chair) and Timothy R. Lindsey

27.

Assessments

Part of the mandate of the governance and nominating committee is to assess the effectiveness of the board as a whole, as well as the contributions of individual board members, on an ongoing basis.

PART SEVEN – OTHER INFORMATION

DIRECTORS’ AND OFFICERS’ INSURANCE AND INDEMNIFICATION

The Company maintains directors’ and officers’ liability insurance coverage against liability incurred by directors or officers of the Company and/or its subsidiaries serving in such capacities. The current annual coverage limit for the Company and its subsidiaries is US$10,000,000. There is no deductible. The most recent annual premium paid by the Company under this coverage was US$78,800, no part of which is payable by the directors or officers of the Company. Subject to the limitations contained in the CBCA, a director or officer is also entitled to indemnification by the Company.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

On February 12, 2009, the Company completed a private placement pursuant to which it issued 10,000,000 units at a price of US$0.06 per unit for gross proceeds to the Company of US$600,000. Each unit consisted of one common share and three-quarters of a warrant exercisable at US$0.10 per share for a period of two years until February 12, 2011. Tony L. Alford, a director as of June 16, 2009, purchased 1,700,000 units under this private placement for US$102,000, Timothy R. Lindsey, a director as of April 14, 2009, purchased 1,000,000 units under this private placement for US$60,000 and John G. Shanahan, the chief executive officer of the Company, purchased 400,003 units under this private placement for US$24,000. In addition, Silver Wheaton Corp. purchased 1,660,000 units under this private placement for US$99,600 by exercising a right under a participation rights agreement entered into by the Company and Silver Wheaton in November 2006.

On March 31, 2009, the Company issued an aggregate 20,553,500 common shares and 2,060,998 warrants having an exercise price of US$1.00 per share in exchange for an equal number of Class B common shares and warrants of Revett Silver Company, a subsidiary of the Company. Tony L. Alford, a director as of June 16, 2009, owned 957,736 Class B common shares and 106,000 warrants of Revett Silver Company, William Orchow, a director at the time, and a family trust, owned a total of 333,333 Class B common shares and 16,666 warrants of Revett Silver Company, Carson Rife, an officer, owned 19,499 Class B common shares and 16,666 warrants of Revett Silver Company and Douglas Ward, an officer, owned 10,000 Class B common shares of Revett Silver Company. On April 17, 2009, Silver Wheaton again exercised its right under the participation rights agreement to purchase 3,855,558 common shares for Cdn$342,373.

On December 31, 2009, the Company issued 2,968,337 common shares and 993,661 warrants having an exercise price of US$1.00 per share in exchange for an equal number of Class B common shares and warrants of Revett Silver Company. On January 12, 2010, Silver Wheaton again exercised its right under the participation rights agreement to purchase 3,613,899 common shares for Cdn$1,174,517.

28.

INTERESTS OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No person who has been a director or executive officer of the Company at any time since the beginning of its last completed fiscal year, no proposed nominee for election as a director, and no associate of any of the foregoing persons has any material interest, direct or indirect, in any matter to be acted upon at the Meeting, except as disclosed in this Circular.

PENALTIES AND SANCTIONS

No proposed nominee for election as a director has been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a proposed nominee.

ADDITIONAL INFORMATION

Additional information, including the Company’s 10-K filed as its annual information form relating to the Company is available on SEDAR at www.sedar.com. Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis for the year ended December 31, 2009.

The Company will provide to any person, upon request to the Secretary of the Company at 11115 E. Montgomery Drive, Suite G, Spokane Valley, Washington, USA 99206, at any time, a copy of the Company’s most recently filed annual information form and annual financial statements, together with related MD&A, and any interim financial statements of the Company that have been filed for any period after the end of the Company’s most recently completed financial year, together with the related MD&A, provided that the Company will require the payment of a reasonable charge if the request is made by a person who is not a security holder of the Company.

GENERAL

The management of the Company knows of no matters to come before the Meeting of shareholders other than as set forth in the Notice. However, if other matters which are not known to management should properly come before the Meeting, the accompanying proxy will be voted on such matters in accordance with the best judgment of the persons voting the proxy.

The CBCA permits certain eligible shareholders of the Company to submit shareholder proposals to the Company for inclusion in a management information circular for an annual meeting of shareholders. For the Company’s next annual meeting, shareholder proposals must be received by February 11, 2011.

Information contained in this Circular is given as at May 12, 2010, unless otherwise stated.

29.

The board of directors of the Company has approved the contents of this Circular and its mailing to the shareholders.

DATED the 12th day of May, 2010.

/s/ John G. Shanahan
John G. Shanahan
President and Chief Executive Officer

SCHEDULE A

REVETT MINERALS INC.

(the “Company”)

CHARTER OF THE BOARD OF DIRECTORS

I.	PURPOSE

The board of directors is responsible for the stewardship of the business and for acting in the best interests of the Company and its shareholders. The board of directors will discharge its responsibilities directly and through its committees, currently consisting of the audit committee, the compensation committee, the corporate governance and nominating committee, and the environmental and safety committee. The board of directors shall meet at least quarterly to review the business, operations, corporate governance and financial results of the Company. Meetings of the board of directors shall also include meetings as required of the independent members of the board without management being present.

II.	COMPOSITION

The board of directors shall be constituted at all times of a majority of independent directors in accordance with National Policy 58-201. The chairman of the board should also be independent or alternatively the board will appoint an independent lead director.

III.	RESPONSIBILITIES

The board of directors’ mandate is the stewardship of the Company and its responsibilities include, without limitation to its general mandate, the following specific responsibilities:

The assignment to committees of directors of the Company the general responsibility for developing the Company’s approach to: (i) financial reporting and internal controls; (ii) issues relating to compensation of directors, officers and employees; and (iii) corporate governance issues and matters relating to nomination of directors.

With the assistance of the corporate governance and nominating committee:

Developing the Company’s approach to corporate governance, including developing a set of corporate governance principles and guidelines specific to the Company.

Reviewing the composition of the board of directors and ensuring it respects its independence criteria.

To the extent feasible, satisfying itself as to the integrity of the chief executive officer and other senior officers and that such officers create a culture of integrity throughout the Company.

Assessing at least annually, the effectiveness of the board of directors as a whole, the committees of the board of directors and the contribution of individual directors, including, considering the appropriate size of the board of directors.

2.

Ensuring that an appropriate review and selection process for new nominees to the board of directors is in place.

Ensuring that an appropriate orientation and education program for new members of the board of directors is in place.

Approving disclosure and securities compliance policies, including communications policies of the Company.

Reviewing and approving the formal charters of the Company’s board committees.

With the assistance of the audit committee:

Ensuring the integrity of the Company’s internal controls and management information systems.

Ensuring the Company’s ethical behaviour and compliance with laws and regulations, audit and accounting principles and the Company’s own governing documents.

Identifying the principal risks of the Company’s business and ensuring that appropriate systems are in place to manage these risks, including, without limitation, implementing currency and metals hedging programs and insurance coverage, as deemed appropriate.

Reviewing and approving significant operational and financial matters and the provision of direction to management on these matters.

Approving annual financial statements of the Company together with the annual management’s discussion and analysis and approving the interim financial statements of the Company and the related management’s discussion and analysis, unless such approval is specifically delegated to the audit committee of the board.

As required and agreed upon, providing assistance to shareholders concerning the integrity of the Company’s reported financial performance.

With the assistance of the compensation committee:

Establishing appropriate performance criteria for executive management, and approving the compensation of executive management and the directors.

With the assistance of the chief executive officer, monitoring and reviewing feedback provided by the Company’s shareholders.

Succession planning including selecting, appointing, training, monitoring, evaluating and, if necessary, replacing executive management and to ensure management succession.

3.

Adopting a strategic planning process, approving at least annually a strategic plan that takes into account business opportunities and business risks identified by the board and/or a committee of the board and monitoring performance against such plans.

Reviewing and approving corporate objectives and goals applicable to the Company’s executive management and monitoring realization of those objectives.

Reviewing with executive management:

major corporate decisions which require board approval and approving such decisions as they arise.

major capital expenditure decisions in excess of thresholds previously authorized in a budget or by resolution of the board of directors.

material decisions relating to senior personnel, major property acquisitions or divestments, major investments, etc.

Performing such other functions as prescribed by law or assigned to the board of directors in the Company’s by-laws and other policies.

IV.	MISCELLANEOUS

1.	The members of the board are expected to attend all meetings of the board of directors unless prior notification of absence is provided.

2.

The members of the board are required to have reviewed board materials in advance of the meeting and be prepared to discuss such materials at the meeting, to actively participate in board deliberations, and to take full responsibility for board decisions.

3.	Board members will treat their fellow board members with respect.

4.

The members of the board should endeavour to avoid conflicts between their own personal interests and those of the Company and, where conflicts exist, to fully disclose such conflicts to the board and refrain from participating in decisions relating to the subject matter of such conflicts.

5.

The board shall provide contact information on the website of the Company and in the Company’s Form 10-K, of an independent director responsible for receiving feedback from shareholders and such director will report to the whole board on a regular basis on the feedback received.